Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Michael Inglese — Chief Financial Officer
Tel: +1-203-504-1063
The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle Announces Second Quarter Results
Second Quarter Highlights
•	Lease rental revenue of $143.4 million and EBITDA[1] of $142.3 million

•	Net income of $23.3 million, or $0.30 per diluted common share, and Adjusted net income[1] of $20.6 million, or $0.27 per diluted common share

•	Adjusted net income plus depreciation and amortization[1] of $82.2 million, or $1.07 per diluted common share

•	Fleet utilization of 98% with aircraft portfolio yield of 14%

•	Acquired one new Airbus A330-200 aircraft on lease to South African Airways in May 2011

•	Sold one Airbus A330-200 aircraft in June 2011 for a gain of $10.3 million before certain non-cash charges and loan termination fees

•	Through June 2011, repurchased 4.9 million shares at an average cost of $12.21 per share for total cost of $60 million under the Company’s recently increased $90 million authorized share repurchase program

•	Increased second quarter 2011 cash dividend on its common shares 25% to $0.125 per share
Stamford, CT. August 4, 2011 — Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported second quarter 2011 net income of $23.3 million, or $0.30 per diluted common share, and adjusted net income of $20.6 million, or $0.27 per diluted common share.
Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated: “During the second quarter, we realized tangible benefits from our disciplined, value-added investment approach. Specifically, the $760 million of investments we made during the past four quarters enabled the Company to post higher revenues and earnings. I’m excited about our investment pipeline, which I believe will allow us to generate more than half a billion of accretive acquisitions during the second half of 2011, on top of the built-in growth from the Airbus A330 delivery stream. Consistent with our focus on achieving superior risk adjusted returns, we will also look for opportunities to take advantage of strong asset prices through

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

successful dispositions, while continuing to return value to shareholders in the form of quarterly dividends and share repurchases.”
Second Quarter Results
Lease rental revenue for the second quarter was $143.4 million, up by $15.2 million, or 12%, year-over-year, due primarily to the impact of aircraft acquisitions net of dispositions of $18.5 million. The increase was partially offset by lower lease rentals due to lease terminations and lease transitions and extensions of $3.7 million.
Total revenues for the second quarter were $148.8 million, up by $18.7 million, or 14%, year-over-year. The increase reflects higher lease rental revenue as discussed above, as well as higher maintenance revenue of $1.3 million and lower lease incentive amortization of $1.9 million.
During the second quarter we early terminated a lease related to one Boeing Model 737-400 aircraft and recorded maintenance and other revenue totaling $3.1 million and an impairment charge of $5.2 million.
EBITDA for the second quarter was $142.3 million, up by $23.2 million from the second quarter of 2010, reflecting higher lease rental and maintenance revenue totaling $16.5 million compared to the second quarter of 2010. The increase in EBITDA also includes a gain of $10.3 million from the sale of one Airbus A330-200 aircraft. The impact of these items was partially offset by the impairment charge of $5.2 million discussed above.
Adjusted net income plus depreciation and amortization for the quarter was $82.2 million, a year-over-year increase of $2.4 million. This was due primarily to an increase in lease rental and maintenance revenue totaling $16.5 million, partially offset by an increase in adjusted interest expense of $9.3 million and the $5.2 million impairment charge discussed above.
Adjusted net income for the quarter was $20.6 million, up $0.1 million year-over-year, reflecting an increase of $18.7 million in total revenues, partially offset by increases of $4.2 million in depreciation, $9.3 million in adjusted interest expense and the impairment charge of $5.2 million discussed above.
Aviation Assets
During the second quarter, we took delivery of one Airbus A330-200 passenger aircraft, which is on lease to South African Airways, one leased Airbus A320 aircraft and one Boeing Model 747-400 aircraft which is being converted to freighter configuration. We have a letter of intent to lease this aircraft when the freighter conversion process is complete. Consistent with our focus on achieving superior returns through successful asset disposition, we also sold one Airbus A330-200 aircraft during the quarter, resulting in a gain of $10.3 million before certain non-cash charges and loan termination fees.

As of June 30, 2011, Aircastle owned 136 aircraft having a net book value of $4.1 billion.

Owned Aircraft
as of
June 30,
2011(A)
114 Passenger Aircraft	69%
22 Freighter Aircraft	31%
Number of Lessees	59
Number of Countries	32
Weighted Average Remaining Lease Term (years)(B)	4.8
Percentage of Aircraft Leased Outside U.S.	92%
Percentage of “Latest Generation” Aircraft	92%
Weighted Average Fleet Utilization during the three months ended June 30, 2011(C)	98%

(A)	Percentages calculated using net book value.

(B)	Weighted average remaining lease term (years) by net book value.

(C)	Aircraft on-lease days as a percent of total days in period weighted by net book value, excluding aircraft in freighter conversion.
Financing Update
In May 2011, we entered into a 12-year term loan with Sumitomo Mitsui Banking Corporation, supported by a guarantee from the French export credit agency, COFACE, for the financing of a new Airbus A330-200 passenger aircraft. This financing bears interest at a fixed rate of 3.9625%. In June 2011, we repaid in full the outstanding principal balance of one of our ECA term financings from the proceeds of the sale of an Airbus Model A330-200 aircraft.
Share Repurchase Program
As of June 30, 2011, Aircastle repurchased 4.9 million of its shares at a total cost of $60.0 million under its initial share repurchase program. In June 2011, the Company’s Board of Directors authorized an increase in the Company’s share repurchase program by up to $30 million of its common shares, for a total of up to $90 million of its common shares in the aggregate.
Conference Call
In connection with this earnings release, management will host an earnings conference call on Thursday, August 4, 2011 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Second Quarter Earnings Call.”
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to this earnings release an accompanying PowerPoint presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are unable to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Sunday, September 4, 2011 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.); please reference pass code “83374902”.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of June 30, 2011 Aircastle’s aircraft portfolio consisted of 136 aircraft and had 59 lessees located in 32 countries.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted Net Income and Adjusted Net Income plus Depreciation and Amortization and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, significant capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions or unavailability of capital caused by political unrest in North Africa, the Middle East or elsewhere, and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2010 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	December 31,	June 30,
	2010	2011
		(Unaudited)
ASSETS
Cash and cash equivalents	$239,957	$184,017
Accounts receivable	1,815	2,665
Restricted cash and cash equivalents	191,052	185,245
Restricted liquidity facility collateral	75,000	112,000
Flight equipment held for lease, net of accumulated depreciation of $785,490 and $891,810	4,065,780	4,099,641
Aircraft purchase deposits and progress payments	219,898	188,599
Other assets	65,557	74,529

Total assets	$4,859,059	$4,846,696

LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES
Borrowings from secured and unsecured financings (including borrowings of ACS Ireland VIEs of $314,877 and $306,040, respectively)	$2,707,958	$2,685,632
Accounts payable, accrued expenses and other liabilities	76,470	80,899
Dividends payable	7,964	9,364
Lease rentals received in advance	43,790	39,066
Liquidity facility	75,000	112,000
Security deposits	83,241	78,959
Maintenance payments	342,333	320,696
Fair value of derivative liabilities	179,585	154,655

Total liabilities	3,516,341	3,481,271

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 79,640,285 shares issued and outstanding at December 31, 2010; and 74,915,769 shares issued and outstanding at June 30, 2011	796	749
Additional paid-in capital	1,485,841	1,427,558
Retained earnings	104,301	153,066
Accumulated other comprehensive loss	(248,220)	(215,948)

Total shareholders’ equity	1,342,718	1,365,425

Total liabilities and shareholders’ equity	$4,859,059	$4,846,696

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Revenues:
Lease rental revenue	$128,133	$143,355	$258,255	$284,471
Amortization of net lease discounts and lease incentives	(4,909)	(3,030)	(9,754)	(6,132)
Maintenance revenue	6,836	8,162	12,090	25,006

Total lease rentals	130,060	148,487	260,591	303,345
Other revenue	124	351	154	3,407

Total revenues	130,184	148,838	260,745	306,752

Expenses:
Depreciation	54,424	58,576	108,569	118,167
Interest, net	40,166	55,893	81,125	101,512
Selling, general and administrative (including non-cash share based payment expense of $1,929 and $1,178 for the three months ended, and $3,711 and $3,073 for the six months ended, June 30, 2010 and 2011, respectively)	11,036	11,578	22,709	24,109
Impairment of aircraft	—	5,200	—	5,200
Maintenance and other costs	3,437	3,369	5,637	6,899

Total expenses	109,063	134,616	218,040	255,887

Other income (expense):
Gain (loss) on sale of flight equipment	(1,291)	10,299	(1,291)	19,961
Other	(176)	323	(546)	(36)

Total other income (expense)	(1,467)	10,622	(1,837)	19,925

Income from continuing operations before income taxes	19,654	24,844	40,868	70,790
Income tax provision	1,515	1,535	3,850	4,804

Net income	$18,139	$23,309	$37,018	$65,986

Earnings per common share — Basic	$0.23	$0.30	$0.46	$0.84

Earnings per common share — Diluted	$0.23	$0.30	$0.46	$0.84

Dividends declared per share	$0.10	$0.125	$0.20	$0.225

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2011
Cash flows from operating activities:
Net income	$37,018	$65,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	108,569	118,167
Amortization of deferred financing costs	5,760	9,417
Amortization of net lease discounts and lease incentives	9,754	6,132
Deferred income taxes	2,537	2,712
Non-cash share based payment expense	3,711	3,073
Cash flow hedges reclassified into earnings	4,074	8,226
Ineffective portion of cash flow hedges	1,769	(598)
Security deposits and maintenance payments included in earnings	(9,978)	(25,282)
(Gain) loss on sale of flight equipment	1,291	(19,961)
Impairment of aircraft	—	5,200
Other	546	566
Changes in certain assets and liabilities:
Accounts receivable	(662)	(1,366)
Restricted cash and cash equivalents	12,436	5,807
Other assets	655	(1,276)
Accounts payable, accrued expenses and other liabilities	(5,445)	(11,861)
Lease rentals received in advance	(1,343)	(5,231)

Net cash provided by operating activities	170,692	159,711

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(55,353)	(196,132)
Proceeds from sale of flight equipment	17,707	151,577
Restricted cash and cash equivalents related to sale of flight equipment	(17,707)	—
Aircraft purchase deposits and progress payments, net of aircraft sale deposits	(74,666)	(76,897)
Other	(16)	(10)

Net cash used in investing activities	(130,035)	(121,462)

Cash flows from financing activities:
Repurchase of shares	(1,663)	(61,403)
Proceeds from term debt financings	57,089	230,333
Securitization and term debt financing repayments	(88,341)	(252,912)
Deferred financing costs	(2,023)	(11,253)
Restricted secured liquidity facility collateral	2,000	(37,000)
Secured liquidity facility collateral	(2,000)	37,000
Security deposits received	3,917	10,317
Security deposits returned	(8,760)	(7,764)
Maintenance payments received	57,762	57,571
Maintenance payments returned	(35,702)	(43,257)
Dividends paid	(15,906)	(15,821)

Net cash (used in) financing activities	(33,627)	(94,189)

Net increase (decrease) in cash and cash equivalents	7,030	(55,940)
Cash and cash equivalents at beginning of period	142,666	239,957

Cash and cash equivalents at end of period	$149,696	$184,017

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Revenues	$130,184	$148,838	$260,745	$306,752

EBITDA	$119,153	$142,343	$240,316	$296,601

Adjusted net income	$20,514	$20,643	$41,077	$53,542

Adjusted net income allocable to common shares	$20,217	$20,369	$40,467	$52,887
Per common share — Basic	$0.26	$0.27	$0.52	$0.68
Per common share — Diluted	$0.26	$0.27	$0.52	$0.68

Adjusted net income plus depreciation and amortization	$79,847	$82,249	$159,400	$177,841

Adjusted net income plus depreciation and amortization allocable to common shares	$78,690	$81,158	$157,033	$175,666
Per common share — Basic	$1.00	$1.07	$2.00	$2.27
Per common share — Diluted	$1.00	$1.07	$2.00	$2.27

Basic common shares outstanding	78,465	75,701	78,436	77,235
Diluted common shares outstanding	78,465	75,701	78,436	77,235
Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Net income	$18,139	$23,309	$37,018	$65,986
Depreciation	54,424	58,576	108,569	118,167
Amortization of net lease discounts and lease incentives	4,909	3,030	9,754	6,132
Interest, net	40,166	55,893	81,125	101,512
Income tax provision	1,515	1,535	3,850	4,804

EBITDA	$119,153	$142,343	$240,316	$296,601

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation and Amortization Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Net income	$18,139	$23,309	$37,018	$65,986
Ineffective portion of cash flow hedges(1)	908	1,724	2,222	1,249
Loan termination payment(2)	—	3,196	—	3,196
Write-off of deferred financings fees(2)	—	2,456	—	2,456
Mark to market of interest rate derivative contracts(3)	176	257	546	616
Gain on sale of flight equipment(3)	1,291	(10,299)	1,291	(19,961)

Adjusted net income	20,514	20,643	41,077	53,542
Depreciation	54,424	58,576	108,569	118,167
Amortization of net lease discounts and lease incentives	4,909	3,030	9,754	6,132

Adjusted net income plus depreciation and amortization	$79,847	$82,249	$159,400	$177,841

(1)	Included in Interest, net. For the three and six months ended June 30, 2011, includes accelerated amortization of deferred hedge losses in the amount of $1,839 related to an aircraft sold in June 2011.

(2)	Included in Interest, net. These amounts relate to an aircraft sold in June 2011.

(3)	Included in Other income (expense).
Management believes that Adjusted Net Income (“ANI”) and Adjusted Net Income plus Depreciation and Amortization (“ANIDA”), when viewed in conjunction with the Company’s results under GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting as well as gains/(losses) related to flight equipment and debt investments. Additionally, management believes that ANIDA provides investors with an additional metric to enhance their understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made, debt is serviced and dividends are paid. However, ANI and ANIDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011		June 30, 2011
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	75,701	98.67%	77,235	98.78%
Unvested restricted common shares outstanding	1,018	1.33%	956	1.22%

Total weighted average shares outstanding	76,719	100.00%	78,191	100.00%

Common shares outstanding — Basic	75,701	100.00%	77,235	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	75,701	100.00%	77,235	100.00%

Net income allocation
Net income	$23,309	100.00%	$65,986	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(309)	(1.33)%	(807)	(1.22)%

Earnings available to common shares	$23,000	98.67%	$65,179	98.78%

Adjusted net income allocation
Adjusted net income	$20,643	100.00%	$53,542	100.00%
Amounts allocated to unvested restricted shares	(274)	(1.33)%	(655)	(1.22)%

Amounts allocated to common shares	$20,369	98.67%	$52,887	98.78%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$82,249	100.00%	$177,841	100.00%
Amounts allocated to unvested restricted shares	(1,091)	(1.33)%	(2,175)	(1.22)%

Amounts allocated to common shares	$81,158	98.67%	$175,666	98.78%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010		June 30, 2010
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	78,465	98.55%	78,437	98.52%
Unvested restricted common shares outstanding	1,154	1.45%	1,182	1.48%

Total weighted average shares outstanding	79,619	100.00%	79,619	100.00%

Common shares outstanding — Basic	78,465	100.00%	78,436	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	78,465	100.00%	78,436	100.00%

Net income allocation
Net income	$18,139	100.00%	$37,018	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(263)	(1.45)%	(550)	(1.48)%

Earnings available to common shares	$17,876	98.55%	$36,468	98.52%

Adjusted net income allocation
Adjusted net income	$20,514	100.00%	$41,077	100.00%
Amounts allocated to unvested restricted shares	(297)	(1.45)%	(610)	(1.48)%

Amounts allocated to common shares	$20,217	98.55%	$40,467	98.52%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$79,847	100.00%	$159,400	100.00%
Amounts allocated to unvested restricted shares	(1,157)	(1.45)%	(2,367)	(1.48)%

Amounts allocated to common shares	$78,690	98.55%	$157,033	98.52%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.